EXHIBIT 99.3

SINGLEPOINT INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND

FOR THE YEAR ENDED DECEMBER 31, 2018

The following unaudited pro forma condensed combined financial statements giving effect to the Asset Purchase Agreement as finalized on May 14, 2019, whereby Singlepoint Inc. (the “Company”), via the formation of Singlepoint Direct Solar (“SDS”), acquired certain assets of Direct Solar LLC, a Delaware Limited Liability Company organized on March 31, 2018 (“Direct Solar”) and AI Live Transfers, LLC (the “Acquisition”).  Direct Solar provides services to the solar energy markets in Arizona, New Mexico and Texas.  The Company owns 51% of the membership interests of SDS.

The unaudited pro forma condensed combined balance sheet as of March 31, 2019 together with the unaudited condensed combined statement of operations for the year ended December 31, 2018 and for the three months ended March 31, 2019 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such periods and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The pro forma condensed combined financial statements presented herein are unaudited and have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and Direct Solar been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements, including the notes and assumptions thereto, are qualified in their entirety by reference, and should be read in conjunction with:

●	The accompanying notes and assumptions to the unaudited pro forma condensed combined financial statements.

●

The audited financial statements of the Company for the year ended December 31, 2018 and the related notes thereto, included in its Annual Report on Form 10-K and the unaudited financial statements of the Company for the three months ended March 31, 2019 and the related notes thereto, included in its Annual Report on Form 10-Q both as filed with the Securities and Exchange Commission.

●

The audited financial statements of Direct Solar for the year ended December 31, 2018 and unaudited financial statements of Direct Solar for the three months ended March 31, 2019 as filed herewith as Exhibit 99.2 to this Form 8-K/Amendment No. 1.

SINGLEPOINT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2019

	Singlepoint Inc.	Direct Solar LLC	Adjustment #	Pro Forma Adjustments	Pro Forma Combined

ASSETS
CURRENT ASSETS:
Cash	$383,249	$4,673		$-	$387,922
Accounts receivable	22,949	-		-	22,949
Prepaid expenses	23,347	-		-	23,347
Inventory	5,903	-		-	5,903

Total Current Assets	435,448	4,673		-	440,121

NON-CURRENT ASSETS:
Investment, at cost	60,000	-		-	60,000
Goodwill	-	-	A	1,966,340	1,966,340

Total Assets	$495,448	$4,673		$1,966,340	$2,466,461

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
CURRENT LIABILITIES:
Accounts payable, including related party	$132,475	$13,904		$-	$146,379
Accrued expenses, including accrued officer salaries	705,622	1,000		-	706,622
Current portion of convertible notes payable, net of debt discount	30,747	-		-	30,747
Advances from related party	677,801	-		-	677,801
Deferred revenue	-	53,858		-	53,858
Derivative liability	2,149,878	-		-	2,149,878

Total Current Liabilities	3,696,523	68,762		-	3,765,285

LONG-TERM LIABILITIES:
Convertible notes payable, net of debt discount	1,250,000	-		-	1,250,000

Total Liabilities	4,946,523	68,762		-	5,015,285

STOCKHOLDERS' DEFICIT

Class A convertible preferred stock	4,920	-		-	4,920

Common stock	129,935	-	A	15,606	145,541

Additional paid-in capital	65,616,362	-	A	1,950,734	67,567,096
Accumulated deficit	(70,113,791)	(64,089)		-	(70,177,880)
Total Singlepoint, Inc. stockholders' deficit	(4,362,574)	(64,089)		1,966,340	(2,460,323)
Non-controlling interest	(88,501)	-		-	(88,501)
Total Stockholders' Deficit	(4,451,075)	(64,089)		1,966,340	(2,548,824)

Total Liabilities and Stockholders' Deficit	$495,448	$4,673		$1,966,340	$2,466,461

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SINGLEPOINT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2019

	Singlepoint Inc.	Direct Solar LLC	Adjustment #	Pro Forma Adjustments	Pro Forma Combined

REVENUE	$262,890	$329,507		$-	$592,397

Cost of Revenue	187,261	251,560		-	438,821

Gross profit	75,629	77,947		-	153,576

OPERATING EXPENSES:
Consulting fees	67,442	-		-	67,442
Compensation	87,490	-		-	87,490
Professional and legal fees	103,843	-		-	103,843
Investor relations	112,439	-		-	112,439
General and administrative	207,535	80,688		-	288,223

Operating expenses	578,749	80,688		-	659,437

LOSS FROM OPERATIONS	(503,120)	(2,741)		-	(505,861)

OTHER INCOME (EXPENSE):
Interest expense	(73,194)	-		-	(73,194)
Amortization of debt discounts	(73,394)	-		-	(73,394)
Gain (loss) on change in fair value of derivative liability	(616,983)	-		-	(616,983)

Other income (expense), net	(763,571)	-		-	(763,571)

LOSS BEFORE INCOME TAXES	(1,266,691)	(2,741)			(1,269,432)

Income taxes	-	-		-	-

NET LOSS	(1,266,691)	(2,741)		-	(1,269,432)

Income attributable to non-controlling interests	(662)	-		-	(662)

NET LOSS ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(1,267,353)	$(2,741)		$-	$(1,270,094)

Net loss per share - basic			B		$(0.00)

Weighted average number of common shares outstanding - basic			B		1,282,900,570

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SINGLEPOINT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2018

	Singlepoint Inc. For the Year Ended December 31, 2018	Direct Solar LLC For the Period March 21, 2018 (inception) through December 31, 2018	Adjustment #	Pro Forma Adjustments	Pro Forma Combined

REVENUE	$1,154,671	$615,368		$-	$1,770,039

Cost of Revenue	886,872	290,099		-	1,176,971

Gross profit	267,799	325,269		-	593,068

OPERATING EXPENSES:
Consulting fees	1,033,079	-		-	1,033,079
Professional and legal fees	224,401	-		-	224,401
Investor relations	340,188	-		-	340,188
General and administrative	3,670,475	386,617		-	4,057,092
Impairment of goodwill	762,985	-		-	-

Operating expenses	6,031,128	386,617		-	5,654,760

LOSS FROM OPERATIONS	(5,763,329)	(61,348)		-	(5,061,692)

OTHER INCOME (EXPENSE):
Interest expense	(158,860)	-		-	(158,860)
Amortization of debt discounts	(650,672)	-		-	(650,672)
Loss on change in fair value of investments	(346,000)	-		-	(346,000)
Gain (loss) on change in fair value of derivative liability	(1,187,048)	-		-	(1,187,048)

Other income (expense), net	(2,342,580)	-		-	(2,342,580)

LOSS BEFORE INCOME TAXES	(8,105,909)	(61,348)		-	(7,404,272)

Income taxes	-	-		-	-

NET LOSS	(8,105,909)	(61,348)		-	(7,404,272)

Income attributable to non-controlling interests	57,359	-		-	57,359

NET LOSS ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(8,048,550)	$(61,348)		$-	$(7,346,913)

Net loss per share - basic			B		$(0.01)

Weighted average number of common shares outstanding - basic			B		1,135,490,624

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SINGLEPOINT INC. AND SUBSIDIARIES

NOTES AND ASSUMPTIONS TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – ACQUISITION OF DIRECT SOLAR

On May 14, 2019, Singlepoint Inc. (the “Company”), via the formation of Singlepoint Direct Solar (“SDS”), completed the acquisition (the “Acquisition”) of certain assets of Direct Solar LLC and AI Live Transfers LLC (the “Acquired Assets”). The Company owns Fifty One Percent (51%) of the membership interests of SDS. In connection with the acquisition of these assets the Company issued an aggregate of 156,058,751 shares of common stock. The Company agreed that it shall reinvest into SDS its portion of distributions of Net Cash Flow (as defined in the Operating Agreement of SDS), if any, up to Two Hundred and Fifty Thousand ($250,000) Dollars per quarter, up to a total of Seven Hundred and Fifty Thousand ($750,000) Dollars.

The total value of common stock issued for the purchase of the Acquired Assets was $1,966,340 on the issuance date and was allocated to goodwill based on the workforce acquired. The total purchase price for the Acquired Assets was allocated as follows:

Goodwill	$1,966,340
Current assets	-
Current liabilities	-
Total net assets acquired	$1,966,340
The purchase price consists of the following:
Cash	-
Common Stock	1,966,340
Total purchase price	$1,966,340

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed combined financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of SDS were not deemed to be materially different to those adopted by the Company.

NOTE 3 – ACQUISITION-RELATED COSTS

In conjunction with the acquisition, the Company incurred acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services.

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NOTE 4 – PROFORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the Company and SDS and certain adjustments which the Company believes are reasonable to give effect to the Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments. The Company believes that the assumptions utilized in preparing the unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting the pro forma effects of the Acquisition.

Balance Sheet as of March 31, 2019

The adjustments made in preparing the unaudited pro forma condensed balance sheet as of March 31, 2019 are as follows:

A.	Goodwill is the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets.

Statements of Operations

The adjustments made in preparing the unaudited condensed combined statement of operations for the year ended December 31, 2019 and for the three months ended March 31, 2019 are as follows:

B.

Pro forma basic and diluted loss per common share information presented in the accompanying pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the three months ended March 31, 2019 is based on the weighted average number of common shares which would have been outstanding during the periods had the Acquisition occurred as of January 1, 2018 and January 1, 2019, respectively.

The unaudited pro forma condensed combined financial statements do not include any adjustment of non-recurring costs incurred or to be incurred after May 14, 2019 by both the Company and SDS to consummate the Acquisition, except as noted above. Acquisition costs include fees payable for legal fees and accounting and auditing fees. Such costs were expensed as incurred.

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